UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):
                                  July 18, 2006


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                            93-0926999
(State of other Jurisdiction                              (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                           52241
(Address of Principal Executive Offices)                      (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 9.01.   Financial Statements and Exhibits

         Exhibit 99.1 - Heartland Express, Inc. press release dated July 18, 2006 with respect to the Company's financial results for the quarter ended June 30, 2006.

Item 2.02.   Results of Operations and Financial Condition.

         On July 18, 2006, Heartland Express, Inc. announced its financial results for the quarter ended June 30, 2006. The press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                                HEARTLAND EXPRESS, INC.

Date: July 18, 2006                             BY:/s/ John P. Cosaert
                                                ----------------------
                                                JOHN P. COSAERT
                                                Vice-President
                                                Finance and Treasurer

                                Exhibit No. 99.1


Tuesday, July 18, 2006, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the Second Quarter of 2006.

CORALVILLE, IOWA - July 18, 2006 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the quarter ended June 30, 2006. Operating revenues for the quarter increased 11.0% to $143.1 million from $128.9 million in the second quarter of 2005. Net income increased 40.5% to $24.8 million from $17.6 million in the 2005 period. Earnings per share were $0.25 compared to $0.18 for the second quarter of 2005.

For the six months ended June 30, 2006, operating revenues increased 12.3% to $278.1 from $247.5 during the same period in 2005. Net income increased 36.0% to $44.5 million from $32.7 million in the 2005 period. Earnings per share were $0.45 compared with $0.33 for the 2005 period.

For the quarter, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of operating revenues) of 75.2% and a 17.3% net margin. The Company reported an operating ratio of 77.1% and a 16.0% net margin for the six months ended June 30, 2006. The Company ended the second quarter with cash, cash equivalents, and short-term investments of $321.3 million, a $33.7 million increase from the $287.6 million reported on December 31, 2005. The Company's balance sheet continues to be debt-free.

Operating results for the six month period are favorably impacted by gains primarily from the trade of revenue equipment. Effective July 1, 2005 gains from the trade of revenue equipment are being recognized in operating income in compliance with Statement of Financial Accounting Standards No. 153, "Accounting for Non-monetary Transactions". Prior to July 1, 2005 gains from the trade-in of revenue equipment were deferred and presented as a reduction of the depreciable basis of new revenue equipment. Operating income for the three month and six month periods ended June 30, 2006 were favorably impacted by $8.7 million and $11.3 million, respectively, from gains on the trade-in of revenue equipment, net of the associated increase in depreciation expense as a result of the higher depreciable basis of traded revenue equipment acquired since July 1, 2005. As a result of these gains earnings per share was positively impacted $0.06 per share for the quarter ended June 30, 2006 and $0.07 for the six months ended June 30, 2006.

The Company has continued to upgrade its tractor and trailer fleet during the quarter. The Company took delivery of 354 new International tractors and 914 new Wabash trailers during the period. The average age of the Company's tractor fleet was 1.4 years at June 30, 2006, with 85% of the fleet comprised of 2005 or newer model year Internationals. The tractor fleet replacement will continue throughout the year and is scheduled to be completed by December 31, 2006. The Company will complete the upgrade of its trailer fleet in the third quarter. The average age of the Company's trailer fleet was 2.8 years at June 30, 2006.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of approximately $2.0 million at the rate of $0.02 per share was paid on July 3, 2006 to shareholders of record at the close of business on June 22, 2006. The Company has now paid twelve consecutive quarterly cash dividends. In addition, the Company declared a 4-for-3 stock split, paid as a 33% stock dividend in the second quarter of 2006.

This stock split increased the Company's outstanding common stock from 73.8 million to 98.4 million shares. This was the Company's ninth stock split since going public in 1986. The Company's annual cash dividend will increase approximately $2.0 million per year, a 33% increase, as a result of the recent stock split. All per share data presented have been adjusted retroactively to reflect the effect of the stock split.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

                        Contact: Heartland Express, Inc.
                      John Cosaert, Chief Financial Officer
                             Mike Gerdin, President
                                  319-545-2728

                            HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                             Three months ended                Six months ended
                                                   June 30,                         June 30,

                                           2006             2005             2006              2005
                                           ----             ----             ----              ----
OPERATING REVENUE                      $143,058,628     $128,851,347     $ 278,057,927     $247,528,818
                                       ------------     ------------     -------------     ------------
OPERATING EXPENSES:

   Salaries, wages, benefits           $ 46,040,770     $ 43,447,096     $  92,411,352     $ 86,163,937

   Rent and purchased transportation      6,772,305        7,829,721        12,971,977       15,541,933

   Fuel                                  37,789,391       28,498,868        70,750,409       54,060,506

   Operations and maintenance             3,358,967        3,777,156         6,305,700        6,349,466

   Operating taxes and licenses           2,203,726        2,180,646         4,270,893        4,255,936

   Insurance and claims                   4,835,933        3,969,432         8,922,782        6,801,697

   Communications and utilities             943,092          928,039         1,895,431        1,626,916

   Depreciation                          11,181,612        9,053,013        21,359,271       17,441,697

   Other operating expenses               4,158,378        4,006,619         8,356,007        8,241,012

   Gain on disposal of property
   & equipment                           (9,724,303)        (120,299)      (12,783,540)        (301,641)
                                       ------------     ------------     -------------     ------------
                                        107,559,871      103,570,291       214,460,282      200,181,459
                                       ------------     ------------     -------------     ------------
          Operating income               35,498,757       25,281,056        63,597,645       47,347,359

   Interest income                        2,906,972        2,052,067         5,412,919        3,387,292
                                       ------------     ------------     -------------     ------------
   Income before income taxes            38,405,729       27,333,123        69,010,564       50,734,651

  Federal and state income taxes         13,634,068        9,703,258        24,498,752       18,010,801
                                       ------------     ------------     -------------     ------------
   Net income                          $ 24,771,661     $ 17,629,865     $  44,511,812     $ 32,723,850
                                       ============     ============     =============     ============
   Earnings per share                  $       0.25     $       0.18     $        0.45     $       0.33
                                       ============     ============     =============     ============
   Weighted average shares
   outstanding                           98,428,589       99,668,612        98,428,589       99,833,391
                                       ============     ============     =============     ============
   Dividends declared per share        $      0.020     $      0.015     $       0.035     $      0.030
                                       ============     ============     =============     ============

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                        ASSETS
                                           June 30,             December 31,
                                             2006                   2005
                                        ---------------       ---------------
                                           (unaudited)
CURRENT ASSETS
   Cash and cash equivalents            $     4,773,300       $     5,366,929
   Short-term investments                   316,494,007           282,255,377
   Trade receivables                         44,029,867            42,860,411
   Prepaid tires                              4,994,120             3,998,430
   Other prepaid expenses                     4,748,165               304,667
   Deferred income taxes                     28,632,000            28,721,000
                                        ---------------       ---------------
      Total current assets              $   403,671,459       $   363,506,814
                                        ---------------       ---------------
PROPERTY AND EQUIPMENT                  $   301,688,322       $   281,710,956
   Less accumulated depreciation             85,204,755            81,204,416
                                        ---------------       ---------------
                                        $   216,483,567       $   200,506,540
                                        ---------------       ---------------
OTHER ASSETS                            $     9,431,586       $     9,494,571
                                        ---------------       ---------------
                                        $   629,586,612       $   573,507,925
                                        ===============       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable & accrued
     liabilities                        $    18,953,611       $    10,572,525
   Compensation & benefits                   13,952,389            12,629,831
   Income taxes payable                       9,152,164             8,064,947
   Insurance accruals                        55,218,404            53,631,471
   Other accruals                             7,376,127             7,345,499
                                        ---------------       ---------------
       Total current liabilities        $   104,652,695       $    92,244,273
                                        ---------------       ---------------
DEFERRED INCOME TAXES                   $    50,427,000       $    48,012,000
                                        ---------------       ---------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Capital stock: common, $.01 par
   value; authorized 395,000,000
   shares; issued and outstanding
   98,428,589 in 2006 and
   73,821,500 in 2005                   $       984,286       $       738,215
   Additional paid-in capital                   188,454                   - -
   Retained earnings                        473,334,177           432,952,138
                                        ---------------       ---------------
                                        $   474,506,917       $   433,690,353
   Less unearned compensation                       - -              (438,701)
                                        ---------------       ---------------
                                        $   474,506,917       $   433,251,652
                                        ---------------       ---------------
                                        $   629,586,612       $   573,507,925
                                        ===============       ===============